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                                                                 Type 2-'99 Plan

                                                                    Exhibit 10.4

                           COLE NATIONAL CORPORATION

                      Nonqualified Stock Option Agreement

     This Nonqualified Stock Option Agreement (this "Agreement") is entered into between the individual optionee named on the signature page hereof (the "Optionee") and Cole National Corporation, a Delaware corporation (the "Company"), as of the Grant Date. Certain capitalized terms used herein are defined in Paragraph 8.

     WHEREAS, the Board of Directors of the Company has authorized a grant of stock options on the terms hereof to the Optionee in connection with his commencement of employment in the capacity shown on the signature page; and

     NOW, THEREFORE, the Company hereby grants to the Optionee options (the "Options") pursuant to the Company's 1999 Broad Based Employee Stock Option Plan (the "Plan") to purchase the number of shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") shown as the Original Award on the signature page hereof; and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions of the Plan and as hereinafter set forth.

     1. Exercise. (a) Except as otherwise provided herein, the Options (until terminated as hereinafter provided) will become vested and exercisable as follows:
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
1/4 of the Original Award     The first anniversary of the Grant Date; and
1/4 of the Original Award     The second anniversary of the Grant Date; and
1/4 of the Original Award     The third anniversary of the Grant Date; and
All Unvested Shares           The fourth anniversary of the Grant Date

To the extent exercisable, the Options may be exercised in whole or in part from time to time.

          (b) Upon the occurrence of a Change of Control prior to the fourth anniversary of the date of this Agreement, the Options, in addition to any vesting pursuant to the provisions of Paragraph 1(a) above, will become exercisable in full as to any then Unvested Shares immediately prior to the consummation of such Change in Control.

          (c) (i) If Grantee's employment with the Company terminates as the result of a Termination Without Cause or Termination With Good Reason before the first anniversary of the Grant Date and the conditions of Paragraph L of that certain Letter Agreement between Grantee and the Company dated April 19, 2002 have been satisfied, than twenty-five percent (25%) of the Unvested Shares shall vest as of the date of the Termination Without Cause or Termination With Good Reason.

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          (ii) If Grantee's employment with the Company terminates as the result of a Termination Without Cause or Termination With Good Reason on or after the first anniversary of the Grant Date and the conditions of Paragraph L of that certain Letter Agreement between Grantee and the Company dated April 19, 2002 have been satisfied, than 50% of the Unvested Shares shall vest as of the date of the Termination Without Cause or Termination With Good Reason.

          (d) If a Sale Event occurs prior to the fourth anniversary of the Grant Date and the Optionee is not a Full-Time Employee of the Company or a continuing Subsidiary immediately after the Sale Event, the Options will, in addition to any prior vesting pursuant to Paragraph 1(a) above, immediately become exercisable with respect to those Unvested Shares that would have vested on the next succeeding anniversary of the Grant Date (if the Sale Event occurs on an anniversary of the Grant Date, no additional Options will become exercisable besides those that became exercisable as of that anniversary). Thereupon, all remaining Unvested Options will be forfeited and cancelled.

          (e) If the Optionee dies or becomes permanently disabled while in the employ of the Company or any Subsidiary, or the Optionee retires under a retirement plan of the Company or any Subsidiary, the Options will, in addition to any vesting pursuant to Paragraph 1(a) above, immediately become exercisable with respect to those Unvested Shares that would have vested on the next succeeding anniversary of the Grant Date (if the event occurs on an anniversary of the Grant Date, no additional Options will become exercisable besides those that

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                                                              Type 2 -- '99 Plan

                                                                               4


became exercisable as of that anniversary). Thereupon, all remaining Unvested Options will be forfeited and cancelled.

                  (f) Any exercise of the Options must be made in writing by the Optionee delivered to the Secretary of the Company.

         2. Exercise Price and Payment; Reload Options. (a) The Options will be exercisable for Vested Shares (whether such vesting occurs pursuant to Paragraph 1(a), 1(b), 1(c), 1(d) or 1(e)) at the Exercise Price shown on the signature page hereof.

                  (b) The Exercise Price for any shares may be paid (i) in cash or by check, (ii) by actual or constructive transfer to the Company of Mature Shares, or (iii) by a combination of such methods of payment.

                  (c) If, at a time at which the Optionee is a Full-time Employee, the Optionee pays the Exercise Price of shares by delivery of Mature Shares, additional option rights ("Reload Option Rights") shall, subject to the provisions hereinafter set forth, be automatically granted to the Optionee equal to the sum of the number of Mature Shares transferred to the Company with respect to such Exercise Price. In no event, however, shall Reload Option Rights be granted unless the remainder of the original ten (10) year term of the option being exercised is greater than six (6) months at the time of such exercise. Such Reload Option Rights shall not be exercisable during the six (6) month period immediately following the date of grant of such Reload Option Rights. The Exercise Price of such Reload Option Rights shall be one hundred
(100) percent of the Stock Price per share on the day of the exercise of the Options to which such Reload Option Rights relate. Such Reload Option Rights shall terminate at such time as the Options being exercised would have terminated had they not been exercised. Such Reload


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                                                               Type 2 - '99 Plan
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Option Rights will be evidenced by an agreement in form substantially the same as this Agreement, with appropriate changes. Reload Option Rights will not be granted with respect to any Options that have been transferred by the original Optionee.

     3. Termination. The Options will terminate and all Unvested and Vested Options then outstanding will be forfeited on the earliest of the following dates:

          (a) On the date on which the Optionee voluntarily resigns (unless otherwise provided in a written agreement relating to employment or such resignation constitutes a Termination With Good Reason) or ceases to be an employee of the Company or a Subsidiary by reason of termination of employment for Cause;

          (b) Subject to possible extension pursuant to Paragraph 3(c) below, five years after either (i) the date on which the Optionee ceases to be an employee of the Company or a Subsidiary by reason of retirement under a retirement plan of the Company or a Subsidiary at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Company's Board of Directors or the Compensation Committee or (ii) the date of permanent disability of the Optionee if the Optionee becomes permanently disabled while an employee of the Company or a Subsidiary;

          (c) Five years after the date of the death of the Optionee if the Optionee dies while an employee of the Company or a Subsidiary or one year after the date of death of the Optionee if the Optionee dies during the fifth year of the five year period referred to in Paragraph 3(b) above;

          (d) One year after the date Grantee's employment with the Company terminates as the result of a Termination Without Cause or Termination For Good Reason;




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                                                              Type 2 -- '99 Plan
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          (e)  On the first anniversary of the date of a Sale Event if the
Optionee is not a Full-Time Employee of the Company or a continuing Subsidiary immediately after the Sale Event;


          (f) Immediately (x) upon the Optionee accepting employment with a Competitor without the prior written approval of the Company's Chief Executive Officer or (y) upon a material breach by the Optionee of any applicable agreement with the Company or a Subsidiary relating to non-competition, non-solicitation or maintaining of Company confidences; or

          (g)  Ten years from the Grant Date.

     4. Transferability. Unless otherwise approved by the Compensation Committee following a request from the Optionee or the Optionee's guardian or legal representative, the Options are not transferable by the Optionee otherwise than by will or the laws of descent and distribution. If another type of transfer is approved by the Compensation Committee, a transfer will only be effective when the transferee of the Options enters into an agreement with the Company (in form and substance acceptable to the Company) agreeing to be bound by the provisions of this Agreement as if such transferee were the Optionee. If exercised during the lifetime of the Optionee, the Options are exercisable only by the Optionee or by the Optionee's guardian or legal representative, or by an transferee authorized as provided in this Paragraph.

     5. Securities Laws. The Options are not exercisable if such exercise would involve a violation of any applicable federal, state or other securities law, and the Company hereby agrees to make reasonable efforts to comply with such securities laws. The Options are


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                                                              Type 2 -- '99 Plan
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                                                                               7

not exercisable unless under said laws at the time of exercise the shares of Common Stock or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, or are registered in accordance with such laws.

     6.   Adjustments. (a)    The Board of Directors or the Compensation
Committee shall make such adjustment in the option price and in the number or kind of shares of Common Stock or other securities covered by the Options as such Board or Committee may in good faith determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or
(ii) any merger, consolidation, spin-off, split-off, spin-out, split up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights to purchase securities, or (iii) any distribution to the holders of the Common Stock of rights or warrant to purchase equity interests of the Company, or (iv) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board of Directors or the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Options such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

          (b) In the event that any provision of this Agreement would result in a calculation of a number of shares in amounts other than a whole number, the number of shares so calculated will be reduced or increased to the nearest whole number (rounding 0.50 up), with the
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                                                              Type 2 -- '99 Plan
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                                                                               8


effect of any such rounding deemed to attach to the last group of shares to be so calculated (with calculations to be conducted in alphabetical or numerical order, as applicable).

         7. Withholding. If the Company is required to withhold any federal, state, local or foreign tax in connection with the exercise of the Options, it will be a condition to such exercise that the Optionee make provision satisfactory to the Company for payment of all such taxes.

         8. Definitions. The following capitalized terms have meanings as set forth below.

         "Change of Control" means if at any time any of the following events shall have occurred:

                  (a) the Company merges or is consolidated with or into another corporation and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting corporation immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former stockholders of the Company immediately prior to such transaction;

                  (b) all or substantially all the assets accounted for on the consolidated balance sheet of the Company are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Company immediately prior to such transaction or series of transactions;
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                                                              Type 2 -- '99 Plan
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          (c) A person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Company without the prior approval by the Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any subsidiary of the Company; (x) any employee benefit plan of the Company or of any Subsidiary or (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board of Directors of the Company determines that such person or group is making a "hostile acquisition;"

          (d) A majority of the members of the Board of Directors of the Company or of any Subsidiary are not Continuing Directors, where a "Continuing Director" is any member of the Board of Directors of the Company or, with respect to a Subsidiary, of such Subsidiary who (x) was a member of the Board of Directors of the Company or, with respect to a Subsidiary, of such Subsidiary on the date hereof or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Competitor" means any Person that competes with any then-existing business of the Company or any Subsidiary.

     "Exercise Price" means the exercise price per share indicated as the Exercise Price per share on the signature page hereof.

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                                                               Type 2 - '99 Plan
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     "Full-time Employee" means a person having the status of a full-time employee of the Company or a Subsidiary working at least 20 hours a week, including a person who is on a short-term disability, parental or other leave under an applicable benefit plan or other approved leave.

     "Grant Date" means July 15, 2002.

     "Mature Shares" means (x) nonforfeitable, unrestricted shares of Common Stock that have been owned by the Optionee for more than six (6) months prior to the date of exercise, or (y) shares of restricted stock or other shares of Common Stock that are forfeitable or subject to restrictions on transfer, including, without limitation, shares of Common Stock issued pursuant to the earn out of performance shares or performance units, which shares have been owned by the Optionee for more than six (6) months and that the Company agrees to accept as consideration, or (z) such other Company securities as the Company's chief accounting officer, upon consultation with the Company's independent accountants, determines will not adversely affect the Company's tax or accounting position by accepting.

     "Original Award" means the number of shares of Common Stock indicated as the Original Award on the signature page hereof.

     "Person" means any corporation, partnership, limited liability company, association, firm, other entity or individual(s).

     "Sale Event" means the consummation of a sale or other event by which the Subsidiary by which the Optionee is primarily employed ceases to be a Subsidiary of the Company.


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                                                               Type 2 - '99 Plan
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     "Stock Price" means the closing price of the Common Stock on the principal exchange on which the Common Stock is traded.

     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (or a group of corporations that themselves are Subsidiaries) other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of this Agreement, the continuous employment of the Optionee with the Company or a Subsidiary will not be deemed interrupted, and the Optionee will not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries.

     "Termination Without Cause" shall have the same meaning as set forth in that certain Letter Agreement between Grantee and Company dated April 19, 2002.

     "Termination Without Good Reason" shall have the same meaning as set forth in that certain Letter Agreement between Grantee and Company dated April 19, 2002.

     "Trading Days" means days on which the principal exchange on which the Common Stock is traded is open for trading, regardless whether actual trading in the Common Stock occurs.

     "Unvested Shares" means, as of any given time, those shares of Common Stock relating to the Options that are not, at the time in question, otherwise permitted, under the terms of this Agreement, to be acquired pursuant to the exercise of the Options.

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                                                               Type 2 - '99 Plan
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     "Vested Shares" means, as of any given time, those shares of Common Stock relating to the Options that are, at the time in question, otherwise permitted, under the terms of this Agreement, to be acquired pursuant to the exercise of the Options.

     9. Acknowledgement. The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Options granted hereunder.
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                                                               Type 2 - '99 Plan
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                                             Nonqualified Stock Option Agreement
                                             -----------------------------------

       EXECUTED at Cleveland, Ohio as of the date first set forth above.

                                       COLE NATIONAL CORPORATION


                                       By: /s/ Leslie D. Dunn
                                           -------------------------------------
                                           Leslie D. Dunn, Senior Vice President


                                       Title: Senior Vice President
                                              ----------------------------------

                                       /s/ Lawrence E. Hyatt
                                       -----------------------------------------
                                       OPTIONEE -- Lawrence E. Hyatt


Name of Optionee:                      Lawrence E. Hyatt

Name of Employer:                      Cole National Corporation

Position:                              Executive Vice President & Chief
                                       Financial Officer

Number of Shares
in the Original Award:                 75,000

Grant Date:                            July 15, 2002

Exercise Price per Share:              $17.55